Calculation of Filing Fee Tables
S-3
CervoMed Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.001 per share	Other	10,081,131	$ 3.195	$ 32,209,213.54	0.0001381	$ 4,448.09
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 32,209,213.54		$ 4,448.09
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,448.09
Offering Note
[1]	(1) The amount registered consists of up to an aggregate of 10,081,131 shares of common stock, par value $0.001 per share (the "common stock"), of CervoMed Inc. to be offered by the selling stockholders named in the Registration Statement, consisting of: (i) 1,767,514 shares of common stock, (ii) 1,592,863 shares of common stock issuable upon the exercise of pre-funded warrants, (iii) 3,360,377 shares of common stock issuable upon the exercise of Series B warrants, and (iv) 3,360,377 shares of common stock issuable upon the exercise of Series C warrants, in each case issued in a private placement that closed on June 11, 2026. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement also covers such an indeterminate amount of shares of common stock as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events. (2) The proposed maximum offering price per share is estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant's common stock quoted on the Nasdaq Capital Market on June 30, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date